EXHIBIT 23.1 Consent of Robert Early & Company, P.C.






             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference into the Form S-8 Registration Statement No. 333-72958 regarding the Stock Compensation Plan of KleenAir Systems, Inc. of our report on our review of the March 31, 2003 quarterly financial statements dated May 12, 2003 which is included in the quarterly report on Form 10-QSB of KleenAir Systems, Inc. for the quarter ended March 31, 2003.



/s/ ROBERT EARLY & COMPANY, P.C.
Abilene, Texas

May 12, 2003


















                                EXHIBIT 23.1